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                                                                  Exhibit (5)(b)





                               October 31, 1997


Marriott International, Inc.
10400 Fernwood Road
Bethesda, Maryland 20817

Ladies and Gentlemen:

     We have acted as counsel for Marriott International, Inc., a Delaware corporation (the "Company"), with respect to an Amendment No. 1 to Registration Statement on Form S-8, Registration No. 33-66624 ("Amendment No. 1") offering 26,348,130 shares of Common Stock of the Company to be offered to employees under the Company's 1996 Comprehensive Stock Incentive Plan (the "Plan"). This Amendment No. 1 is being filed with the Securities and Exchange Commission on the date hereof.

     The remaining 7,651,870 shares of common stock of the Company that are registered under such Registration Statement are offered under the Marriott International, Inc. 1993 Comprehensive Stock Incentive Plan.

     In connection with our services as counsel for the Company with respect to Amendment No. 1, we have examined, among other things, such federal and state laws and such documents, certificates, telegrams, and corporate or other records as we deemed necessary or appropriate for the purposes of preparation of this opinion.

     Based on the foregoing examination, we hereby advise that in our opinion:

     (1) The Plan has been duly adopted by the Board of Directors and duly approved by the stockholders of the Company and is now legally effective;

     (2) The 26,348,130 shares of stock included in the Registration Statement for issuance under the Plan, when issued under the Plan in accordance with the terms and provisions thereof, will be legally issued, fully paid, and non-assessable; and

     (3) The opinion contained in the preceding paragraph is based on the assumption that, at the time such shares of stock are issued, the Registration Statement (including

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Marriott International, Inc.
October 31, 1997
Page 2

     Amendment No. 1 thereto) will then be effective and all applicable state securities laws will have been complied with.

     We hereby consent to the filing of this opinion as an exhibit to Amendment No. 1.

                              Very truly yours,



                              MARRIOTT INTERNATIONAL, INC.
                              LAW DEPARTMENT


                              By: /s/ Joseph Ryan
                                 -------------------------
                                      Joseph Ryan
                                      General Counsel


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